FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2005

FOR IMMEDIATE RELEASE - Boston, Massachusetts- May 13, 2005 First Union Real Estate Equity and Mortgage Investments (NYSE:FUR), a real estate investment trust, announced the operating results for the three months ended March 31, 2005.

Financial results for the three months ended March 31, 2005 and 2004 are as follows:

                                                          Three Months Ended
                                                     --------------------------

 (in thousands, except per share data)               March 31,        March 31,
                                                       2005             2004
                                                     ---------        ---------

Revenues                                             $   4,899        $     624
                                                     =========        =========

Income (loss) from continuing operations                 1,438             (990)

Income from discontinued operations                         34              785
                                                     ---------        ---------

Net income (loss)                                    $   1,472        $    (205)
                                                     =========        =========

Net income (loss) applicable to Common
     Shares of Beneficial Interest                   $     446        $    (721)
                                                     =========        =========

Per Share - Basic
Income (loss) from continuing operations,
      net of preferred dividends                          0.01            (0.05)
Income from discontinued operations                       0.00             0.03
                                                     ---------        ---------

Basic - net income (loss) applicable to
      Common Shares of Beneficial Interest           $    0.01        $   (0.02)
                                                     =========        =========

Per Share - Diluted
Income (loss) from continuing operations,
      net of preferred dividends                          0.01            (0.05)
Income from discontinued operations                       0.00             0.03
                                                     ---------        ---------

Diluted - net income (loss) applicable to
      Common Shares of Beneficial Interest           $    0.01        $   (0.02)
                                                     =========        =========

Three Months Ended March 31, 2005 vs. March 31, 2004

Net Income (Loss)

Net income for the three months ended March 31, 2005 was $446,000 as compared to a net loss of $721,000 for the three months ended March 31, 2004. The primary reason for the increase in net income was an increase in revenues of $4,275,000 and other income of $287,000, partially offset by increased expenses of $2,134,000 and a decrease in income from discontinued operations of $751,000.

Rents

Rental income increased by $3,492,000 to $3,862,000 for the three months ended March 31, 2005 from $370,000 for the three months ended March 31, 2004. The increase was primarily due to the acquisition of additional properties in November 2004 which generated $3,501,000 of rental income. This increase in rental income was partially offset by a decrease in revenues of $9,000 at the office building located in Indianapolis, Indiana commonly referred to as Circle Tower.

Interest and Dividends

Interest income increased by $783,000 to $1,037,000 for the three months ended March 31, 2005 from $254,000 for the three months ended March 31, 2004. The increase was the result of dividends on real estate securities of $130,000, interest income of $652,000 on higher amounts invested in government securities and higher interest rates on the invested cash balances.

Property Operating

Property operating expenses decreased by $11,000 to $185,000 for the three months ended March 31, 2005 from $196,000 for the three months ended March 31, 2004. The decrease was due to a reduction in utilities expense at our Circle Tower property.

Real Estate Taxes

Real estate taxes increased by $5,000 to $21,000 for the three months ended March 31, 2005 from $16,000 for the three months ended March 31, 2004 due to higher taxes at the Circle Tower property. The 2004 expense reflects an abatement.

Depreciation and Amortization

Depreciation and amortization expense increased by $781,000 to $842,000 for the three months ended March 31, 2005 compared to $61,000 for the three months ended March 31, 2004. The increase was due primarily to depreciation and amortization of $736,000 on the properties acquired in November 2004 and $45,000 on Circle Tower.

Interest Expense

Interest expense increased by $1,669,000 to $1,700,000 for the three months ended March 31, 2005 compared to $31,000 for the three months ended March 31, 2004. The increase was due to the debt related to the properties acquired in November 2004.

General and Administrative Expenses

General and administrative expenses decreased by $310,000 to $1,000,000 for the three months ended March 31, 2005 from $1,310,000 for the three months ended March 31, 2004. The primary cause of this decrease was a reduction in the annual premiums for directors' and officers' insurance.

Gain on Sale of Securities Available for Sale

The gain on sale of securities available for sale consists primarily of the gain on sale of shares in Presidential Realty Corp. ("Presidential Realty") .

Discontinued Operations

Income from discontinued operations decreased by $751,000 to $34,000 for the three months ended March 31, 2004 compared to $785,000 for the three months ended March 31, 2004. The decrease is attributed to the sale of the Park Plaza Mall property located in Little Rock, Arkansas and VenTek International, Inc., which comprise the 2004 discontinued operations in 2004. The 2005 discontinued operations represent the Sherman, Texas property, which is net leased to the Kroger Co. and is scheduled to be sold pursuant to their right to purchase the property as provided in its lease.

The operations of these assets have been recorded as discontinued operations in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

The Combined Statements of Operations and Comprehensive Income for First Union for the three month periods ended March 31, 2005 and 2004 accompany this release.

                             ----------------------

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First Union can be found in First Union's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                           FORM 10-Q - MARCH 31, 2005

             CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND
                              COMPREHENSIVE INCOME
                                   (Unaudited)

                      (In thousands, except per-share data)

                                                                             For the Three Months Ended
                                                                                     March 31,
                                                                            ---------------------------
                                                                               2005             2004
                                                                            ----------       ----------
Revenues
    Rents                                                                   $    3,862       $      370
    Interest and dividends                                                       1,037              254
                                                                            ----------       ----------
                                                                                 4,899              624
                                                                            ----------       ----------

Expenses
    Property operating                                                             185              196
    Real estate taxes                                                               21               16
    Depreciation and amortization                                                  842               61
    Interest                                                                     1,700               31
    General and administrative                                                   1,000            1,310
                                                                            ----------       ----------
                                                                                 3,748            1,614
                                                                            ----------       ----------
Other income
    Gain on sale of real estate securities available for sale                      142               --
    Gain on sale of real estate held for syndication                               169               --
    Equity in loss from investment in limited partnership                          (24)              --
                                                                            ----------       ----------
                                                                                   287               --
                                                                            ----------       ----------

Income (loss) from continuing operations                                         1,438             (990)

Discontinued operations:
    Income from discontinued operations                                             34              785
                                                                            ----------       ----------
Income from discontinued operations                                                 34              785
                                                                            ----------       ----------

Net income (loss)                                                                1,472             (205)
    Preferred dividends                                                         (1,026)            (516)
                                                                            ----------       ----------
Net income (loss) applicable to Common Shares of Beneficial Interest        $      446       $     (721)
                                                                            ==========       ==========

Other comprehensive income
Net income (loss)                                                           $    1,472       $     (205)
Unrealized (loss) gain on available for sale securities                            (25)             396
Unrealized gain on interest rate derivative                                      1,006               --
                                                                            ----------       ----------
Comprehensive income (loss)                                                 $    2,453       $      191
                                                                            ==========       ==========

Per share data - Basic:
Loss from continuing operations, net of preferred dividend                  $     0.01       $    (0.05)
Income from discontinued operations                                               0.00             0.03
                                                                            ----------       ----------
Net income (loss) applicable to Common Shares of Beneficial Interest        $     0.01       $    (0.02)
                                                                            ==========       ==========

Diluted:
Income (loss) from continuing operations, net of preferred dividend         $     0.01       $    (0.05)
Income from discontinued operations                                               0.00             0.03
                                                                            ----------       ----------
Net income (loss) applicable to Common Shares of Beneficial Interest        $     0.01       $    (0.02)
                                                                            ==========       ==========

Basic Weighted-Average Common Shares                                            31,537           31,059
                                                                            ==========       ==========
Diluted Weighted Average Common Shares                                          31,583           31,059
                                                                            ==========       ==========